                                 EXHIBIT 10.30




                            ADVANCED MICRO DEVICES

                            EXECUTIVE SAVINGS PLAN


          (AMENDMENT AND RESTATEMENT EFFECTIVE AS OF AUGUST 1, 1993)

                            ADVANCED MICRO DEVICES
                            EXECUTIVE SAVINGS PLAN


                               TABLE OF CONTENTS
                               -----------------


ARTICLE I
                           TITLE AND DEFINITIONS.........................     1
     1.1  Title..........................................................     1
          -----
     1.2  Definitions....................................................     1
          -----------

ARTICLE II
                               PARTICIPATION.............................     4
     2.1  Participation..................................................     4
          -------------

                                  ARTICLE III
                              DEFERRAL ELECTIONS.........................     4
     3.1  Elections to Defer Compensation................................     4
          -------------------------------
     3.2  Investment Elections...........................................     5
          --------------------

                                  ARTICLE IV
                             PARTICIPANT ACCOUNTS........................     6
     4.1  Deferral Account...............................................     6
          ----------------
     4.2  Company Matching Account.......................................     7
          ------------------------

                                   ARTICLE V
                                    VESTING..............................     8
     5.1  Deferral Account...............................................     8
          ----------------
     5.2  Company Matching Account.......................................     8
          ------------------------

                                  ARTICLE VI
                                 DISTRIBUTIONS...........................     8
     6.1  Amount and Time of Distribution................................     8
          -------------------------------
     6.2  Form of Distribution...........................................     8
          --------------------
     6.3  Termination of Participation...................................     9
          ----------------------------

                                  ARTICLE VII
                               PARTICIPANT LOANS.........................     9
     7.1  Hardship Loans to Participants.................................     9
          ------------------------------

                                 ARTICLE VIII
                                ADMINISTRATION...........................    10
     8.1  Committee Action...............................................    10
          ----------------
     8.2  Powers and Duties of the Committee.............................    10
          ----------------------------------
     8.3  Construction and Interpretation................................    11
          -------------------------------
     8.4  Information....................................................    11
          -----------
     8.5  Compensation, Expenses and Indemnity...........................    12
          ------------------------------------
     8.6  Quarterly Statements...........................................    12
          --------------------

                                  ARTICLE IX
                                 MISCELLANEOUS...........................    12
     9.1  Unsecured General Creditor.....................................    12
          --------------------------
     9.2  Restriction Against Assignment.................................    13
          ------------------------------


     9.3  Withholding....................................................    13
          -----------
     9.4  Amendment, Modification, Suspension or Termination.............    13
          --------------------------------------------------
     9.5  Governing Law..................................................    13
          -------------
     9.6  Receipt or Release.............................................    13
          ------------------
     9.7  Headings, etc. Not Part of Agreement...........................    14
          ------------------------------------
     9.8  Limitation on Participants' Rights.............................    14
          ----------------------------------

                                   ARTICLE X
                                BENEFIT OFFSET...........................    14
     10.1 Offset for Certain Benefits Payable Under Split-
          ------------------------------------------------
          Dollar Life Insurance Policies.................................    14
          ------------------------------

                            ADVANCED MICRO DEVICES
                            EXECUTIVE SAVINGS PLAN
          (AMENDMENT AND RESTATEMENT EFFECTIVE AS OF AUGUST 1, 1993)

          WHEREAS, ADVANCED MICRO DEVICES, INC. (the "Company") has established the Advanced Micro Devices Executive Savings Plan (the "Plan") effective as of August 1, 1993;

          WHEREAS, it is desirable to amend and restate the Plan;

          NOW, THEREFORE, the Plan is hereby amended in its entirety and restated, effective as of August 1, 1993, as follows:


                                   ARTICLE I
                             TITLE AND DEFINITIONS

1.1  Title.
     -----

          This Plan shall be known as the Advanced Micro Devices Executive Savings Plan.

1.2  Definitions.
     -----------

          Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

          "Account" or "Accounts" shall mean a Participant's Deferral Account and/or Company Matching Account.

          "Beneficiary" means the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant and filed with the Committee in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death. If there is no valid Beneficiary designation in effect, or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (a) to that person's living parent(s) to act as custodian, (b) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

          "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

          "Bonus" shall mean any incentive compensation, excluding commissions, payable to a Participant in addition to the Participant's salary.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Committee" shall mean the Retirement Savings Plan Administrative Committee.

          "Company" shall mean Advanced Micro Devices, any successor corporation and each corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) and (e) (3) (C) thereof and by substituting the phrase "at least 50 percent" for the phrase "at least 80 percent" each time it appears in
Section 1563 (a) (1)) of which Advanced Micro Devices is a component member.

          "Company Matching Account" shall mean the bookkeeping account maintained by the Committee for each Participant that is credited with an amount equal to 50% of a Participant's Salary Deferrals (subject to certain limitations) and interest pursuant to Section 4.2.

          "Compensation" shall mean the Salary, commissions and Bonus that the Participant is entitled to for services rendered to the Company.

          "Deferral Account" shall mean the bookkeeping account maintained by the Committee for each Participant that is credited with amounts equal to (1) the portion of the Participant's Salary and/or commissions that he elects to defer, (2) the portion of the Participant's Bonus that he elects to defer, and (3) interest pursuant to
Section 4.1.

          "Effective Date" shall mean August 1, 1993.

          "Election Date" shall mean December 15 or such earlier date as is specified by the Committee and communicated to the Participant with at least thirty (30) days advance notice.

          "Eligible Employee" shall mean each employee of the Company who is at or above the level of director.

          "Fiscal Year" shall mean the fiscal year of the Company.

          "Fund" or "Funds" shall mean one or more of the mutual funds or contracts selected by the Committee pursuant to Section 3.2(b).

          "Initial Election Period" for an Eligible Employee shall mean the 30-day period following the later of July 31, 1993 or the date the employee becomes an Eligible Employee.

          "Interest Rate" shall mean, for each Fund, an amount equal to the gross rate of gain or loss on the assets of such Fund during the month (1) reduced by administrative and investment fees charged to investors in such Fund during the month and (2) further reduced by one-twelfth (1/12th) of one percentage point.

          "Loan Account" shall mean the bookkeeping account maintained by the Committee for each Participant who obtains a hardship loan from the Committee in accordance with Article VII that is credited with (1) an amount equal to the amount of the loan and (2) interest pursuant to Section 7.1(d).

          "Participant" shall mean any Eligible Employee who elects to defer Compensation in accordance with Section 3.1.

          "Payment Eligibility Date" shall mean the first day of the month following the end of the fiscal quarter following the fiscal quarter in which a Participant terminates employment or dies.

          "Plan" shall mean the Advanced Micro Devices Executive Savings Plan set forth herein, now in effect, or as amended from time to time.

          "Plan Year" shall mean the 12 consecutive month `period beginning on January 1 each year, except that the first Plan Year shall be a short Plan Year beginning on August 1, 1993 and ending on December 31, 1993.

          "Salary" shall mean the Participant's base pay.

          "Tax Adjustment Factor" shall mean a number, determined by the Committee, which is equal to one minus the sum of (1) the highest marginal federal personal income tax rate then in effect and (2) the effective highest marginal state income tax rate in the state in which the Participant resides, net after the effect of the deduction for such state income tax for federal income tax purposes.

                                  ARTICLE II
                                 PARTICIPATION

2.1  Participation.
     -------------

          An Eligible Employee shall become a Participant in the Plan by electing to defer all or a portion of his or her Compensation in accordance with
Section 3.1.


                                  ARTICLE III
                              DEFERRAL ELECTIONS

3.1  Elections to Defer Compensation.
     -------------------------------

          (a)  General Rule.  The amount of Compensation which an Eligible
               -------------
Employee may elect to defer is as follows:

               (1) Any percentage of Salary up to 50%, provided that such Eligible Employee's Salary is not reduced to an amount less than the Social Security wage base for the plan year; plus

               (2) Any percentage or dollar amount of Bonus and commissions up to 100%.

          (b)  Initial Election.  Each Eligible Employee may elect to defer
               ----------------
Compensation by filing with the Committee an election, on a form provided by the Committee, no later than the last day of his or her Initial Election Period. An election to defer Compensation during an Initial Election Period shall be irrevocable and shall be effective with respect to Salary and commissions earned during the first pay period beginning after the later of August 1, 1993, or the date of the election, and to each Bonus the amount of which first becomes fixed and determinable after the date of the election; provided, however, that, effective as of January 1, 1995, the initial election will apply to any Bonus payable for a Fiscal Year, or for a performance period ending with the close of a Fiscal Year, only if such election is made on or before June 30 of such Fiscal Year.

          (c)  Elections other than Elections during the Initial Election
               ----------------------------------------------------------
Period.   Any Eligible Employee who fails to elect to defer Compensation during
- - -------
his or her Initial Election Period may subsequently become a Participant, and any Eligible Employee who has terminated a prior Salary, commissions or Bonus deferral election may elect to again defer Salary, commissions or Bonuses or any combination thereof, by filing an appropriate election, on a form provided by the Committee, to defer Compensation. An election to defer Salary and/or commissions must be filed on or before the Election Date and will be effective for Salary and/or commissions earned during pay periods beginning after the following December 25. An election to defer a portion of each Bonus for a Fiscal Year must be filed on or before the Election Date preceding the date the Bonus first becomes fixed and determinable; provided, however, that, effective as of January 1, 1995, an election to defer a Bonus for a Fiscal Year, or for a performance period ending with the close of a Fiscal Year, must be made on or before June 30 of such Fiscal Year.

          (d)  Duration of Salary Deferral Election.  Any Salary deferral
               ------------------------------------
election made under paragraph (b) or paragraph (c) of this Section 3.1 shall remain in effect, notwithstanding any change in the Participant's Salary, until changed or terminated in accordance with the terms of this paragraph (d); provided, however, that such election shall terminate for Salary or commissions paid while the Participant is not an Eligible Employee. A Participant may increase, decrease or terminate his or her Salary and/or commission deferral election, effective for Salary and/or commissions earned during pay periods beginning after any December 25, by filing a new election, in accordance with the terms of this Section 3.1, with the Committee on or before the preceding Election Date.

          (e)  Duration of Bonus Deferral Election.  Any Bonus deferral election
               -----------------------------------
made under paragraph (b) or paragraph (c) of this Section 3.1 shall be irrevocable and shall apply only to the Bonus or Bonuses payable with respect to services performed during the Fiscal Year or the performance period ending with the close of such Fiscal Year, for which the election is made. For each subsequent Fiscal Year, or performance period ending with the close of any subsequent Fiscal Year, an Eligible Employee may make a new election to defer a percentage of each of his or her Bonuses for that Fiscal Year. Such election shall be on forms provided by the Committee and shall be made on or before the Election Date of the Fiscal Year preceding the Fiscal Year in which the Bonus otherwise would be paid. Notwithstanding the foregoing, effective as of January 1, 1995, the election to defer a Bonus for a Fiscal Year, or for a performance period ending with the close of a Fiscal Year, must be made on or before June 30 of such Fiscal Year.

3.2  Investment Elections.
     --------------------

          (a) At the time of making the deferral elections described in Section 3.1, the Participant shall designate, on a form provided by the Committee, which of the types of mutual funds or contracts the Participant's Accounts will be deemed to be invested in for purposes of determining the amount of earnings to be credited to those Accounts. In making the designation pursuant to this
Section 3.2, the Participant may specify that all or any 10% multiple of the aggregate of his Accounts be deemed to be invested in one or more of the types of mutual funds or contracts available. Effective as of the beginning of any calendar quarter, a Participant may change the designation made under this
Section 3.2 by filing an election, on a form provided by the Committee, at least thirty (30) calendar days prior to the beginning of such quarter. If a Participant fails to elect a type of fund under this Section 3.2, he or she shall be deemed to have elected the Fund determined by the Committee to most closely approximate a money market fund.

          (b)  Although the Participant may designate the type of mutual funds
                                                          ----
in paragraph (a) above, the Committee shall select from time to time, in its sole discretion, a commercially available fund or contract of each of the available types to be the Funds. The Interest Rate of each such commercially available fund or contract shall be used to determine the amount of earnings to be credited to Participants' Accounts under Article IV.

                                  ARTICLE IV
                             PARTICIPANT ACCOUNTS

4.1  Deferral Account.
     ----------------

          The Committee shall establish and maintain a Deferral Account for each Participant under the Plan. Each Participant's Deferral Account shall be further divided into separate subaccounts ("mutual fund subaccounts"), each of which corresponds to a mutual fund or contract elected by the Participant pursuant to Section 3.2(a). A Participant's Deferral Account shall be credited as follows:

               (a) As of the last day of each month, the Committee shall credit the mutual fund subaccounts of the Participant's Deferral Account with an amount equal to Salary and/or commissions deferred by the Participant during each pay period ending in that month in accordance with the Participant's election under Section 3.2(a); that is, the portion of the Participant's deferred Salary and/or commissions that the Participant has elected to be deemed to be invested in a certain type of mutual fund shall be credited to the mutual fund subaccount corresponding to that mutual fund;

               (b) As of the last day of the month in which the Bonus or partial Bonus would have been paid, the Committee shall credit the mutual fund subaccounts of the Participant's Deferral Account with an amount equal to the portion of the Bonus deferred by the Participant for such Plan Year in accordance with the Participant's election under Section 3.2(a); that is, the portion of the

     Participant's deferred Bonus that the Participant has elected to be deemed to be invested in a particular type of mutual fund shall be credited to the mutual fund subaccount corresponding to that mutual fund; and

               (c) As of the last day of each month, each mutual fund subaccount of a Participant's Deferral Account shall be credited with earnings in an amount equal to that determined by multiplying the balance credited to such mutual fund subaccount as of the last day of the preceding month by the Interest Rate for the corresponding Fund selected by the Company pursuant to Section 3.2(b).

4.2  Company Matching Account.
     ------------------------

          The Committee shall establish and maintain a Company Matching Account for each Participant under the Plan. Each Participant's Company Matching Account shall be further divided into separate mutual fund subaccounts corresponding to the type of mutual fund or contract elected by the Participant pursuant to Section 3.2(a). A Participant's Company Matching Account shall be credited as follows:

               (a) As of the last day of each Plan Year, the Committee shall credit the mutual fund subaccounts of the Participant's Company Matching Account with an amount equal to 50% of the amount of the Salary deferred by the Participant during each pay period ending in that Plan Year (the "Company Matching Amount") in accordance with the Participant's election under Section 3.2(a); that is, the portion of the Company Matching Amount which the Participant elected to be deemed to be invested in a certain type of mutual fund shall be credited to the corresponding mutual fund subaccount. Notwithstanding the foregoing, in no event shall the Company Matching Amount for a Plan Year, when combined with the maximum Company Matching Contribution which the Participant could have received under the Advanced Micro Devices, Inc. Retirement Savings Plan for the same year (assuming deferrals at the maximum permissible rate), exceed 1.5% of the Participant's Salary during such Plan Year.

               (b) As of the last day of each month, each mutual fund subaccount of a Participant's Company Matching Account shall be credited with earnings in an amount equal to that determined by multiplying the balance credited to such mutual fund subaccount as of the last day of the preceding month by the Interest Rate for the corresponding Fund selected by the Company pursuant to Section 3.2(b).

                                   ARTICLE V
                                    VESTING

5.1  Deferral Account.
     ----------------

          A Participant's Deferral Account shall at all times be 100% vested.

5.2  Company Matching Account.
     ------------------------

          A Participant's Company Matching Account shall at all times be 100% vested.


                                  ARTICLE VI
                                 DISTRIBUTIONS

6.1  Amount and Time of Distribution.
     -------------------------------

          Each Participant (or, in the case of his or her death, the Participant's Beneficiary) shall be entitled to receive a distribution of benefits under this Plan as soon as practicable following his or her Payment Eligibility Date. The amount payable to a Participant shall be the sum of the amount credited to his or her Deferral Account and Company Matching Account as of his or her Payment Eligibility Date. No amount credited to a Participant's Loan Account established under Article VII shall be distributed to the Participant, but such amount shall instead be forfeited, as provided in paragraph 7.1(f). If a Participant's account becomes payable and the Company after a reasonable search and a period of three (3) years from the Participant's Payment Eligibility Date cannot locate the Participant (or, if the Participant's Beneficiary is entitled to payment, such beneficiary), the Participant's Accounts shall be forfeited to the Company.

6.2  Form of Distribution.
     --------------------

          (a)  Lump Sum.  The form of the distribution of benefits to a
               --------
Participant (or his or her Beneficiary) shall be a cash lump sum payment.

          (b)  Installments.
               ------------

               (1) Notwithstanding subsection (a) above, a Participant may elect that his or her benefits be paid in substantially equal annual installments over three to ten years provided that his or her election is filed with the Committee at least two years prior to the date his or her employment with the Company terminates and provided further that the amount of the first annual installment (determined by dividing the account balance by the number of installments elected) would be in an amount at least equal to $20,000.

               (2) The first annual installment shall be paid within 90 days following the end of the Plan Year during which the Participant's employment with the Company terminates. Subsequent installments shall be paid on the annual anniversaries of the first installment payment.

               (3) Notwithstanding anything contained in Sections 4.1(c) or 4.2(b) to the contrary, beginning with the month following the month in which the Participant's employment with the Company terminates and continuing until all amounts credited to his or her Accounts have been distributed, the Participant's Accounts will be credited with interest, as of the end of each month, at the rate determined by the Committee from time to time, which rate shall be either (1) the rate of return of a professionally managed fixed income fund for such month or (2) one-twelfth of the annual prime rate of interest declared by Bank of America, N.A., Wells Fargo Bank, N.A. or First Interstate Bank of California and in effect on the first day of such month.

6.3  Termination of Participation
     ----------------------------

          The Company reserves the unilateral right to terminate or restrict a Participant's participation at any time, and distribute all amounts due to such Participant.


                                  ARTICLE VII
                               PARTICIPANT LOANS

7.1  Hardship Loans to Participants.
     ------------------------------

          (a) Subject to the approval of the Committee and guidelines promulgated by the Committee, each Participant may borrow from the Company in order to meet a financial hardship to the Participant resulting from (1) an illness or accident of the Participant or a dependent of the Participant, (2) loss of the Participant's property due to casualty or (3) other similar circumstances arising as a result of events beyond the control of the Participant. Each loan made pursuant to this Section 7.1 shall be evidenced by a note from the Participant on a form provided by the Committee. Such note shall bear interest at a rate equal to that necessary to avoid imputed interest under Sections 7872 and 1274(d) of the Code and have such other terms as the Committee shall determine.

          (b) The Committee may make a loan under this Section 7.1 only if the amount of the loans outstanding does not exceed the amount required to meet the immediate financial need created by such hardship and does not exceed 65% of the combined balance of the Participant's Deferral Account and Loan Account as of the first day of the month next following the Committee's acceptance of the Participant's written application for a hardship loan.

          (c) The Committee shall, upon making a loan to a Participant, establish and maintain a Loan Account for the Participant. The Committee shall debit the mutual fund subaccounts maintained under the Participant's Deferral Account on a pro-rata basis or on such other basis as the Committee deems appropriate or desirable and shall credit the Participant's Loan Account in an amount equal to the amount of the loan. The amount credited to a Participant's Loan Account shall not be deemed to be invested as directed by the Participant under Section 3.2(a) but shall be deemed to be invested in the note given to the Company by the Participant under this Section 7.1.

          (d) As of the last day of each month, the Participant's Loan Account will be credited with interest for the period since the last day of the preceding month, calculated on the balance of the Loan Account as of such date, at the rate of interest on the note as specified in paragraph (a) above.

          (e) Upon any payment of principal and/or interest on a loan made pursuant to this Section 7.1, the Committee shall debit the Participant's Loan Account and shall credit the mutual fund subaccounts maintained under the Participant's Deferral Account with the amount of such payment on a pro-rata basis or on such other basis as the Committee deems appropriate or desirable.

          (f) On a Participant's Payment Eligibility Date or, if earlier, the date on which the first annual installment payment is due to a Participant, any outstanding balance in the Participant's Loan Account shall be reduced to zero, and the obligation to repay the hardship loan shall be cancelled.

                                 ARTICLE VIII
                                ADMINISTRATION

8.1  Committee Action.
     ----------------

          The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

8.2  Powers and Duties of the Committee.
     ----------------------------------

          (a) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

               (1) To determine all questions relating to the eligibility of employees to participate;

               (2) To select the funds or contracts to be the Funds in accordance with Section 3.2(b) hereof;

               (3) To construe and interpret the terms and provisions of this Plan;

               (4) To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

               (5) To maintain all records that may be necessary for the administration of the Plan;

               (6) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

               (7) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof; and

               (8) To appoint a plan administrator or, any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe.

8.3  Construction and Interpretation.
     -------------------------------

          The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

8.4  Information.
     -----------

          To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death or other cause of termination, and such other pertinent facts as the Committee may require.

8.5  Compensation, Expenses and Indemnity.
     ------------------------------------

          (a) The members of the Committee shall serve without compensation for their services hereunder.

          (b) The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

          (c) To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

8.6  Quarterly Statements.
     --------------------

          Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Accounts as soon as practicable following the end of each calendar quarter.


                                  ARTICLE IX
                                 MISCELLANEOUS

9.1  Unsecured General Creditor.
     --------------------------

          Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors.

9.2  Restriction Against Assignment.
     ------------------------------

          The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation.
No part of a Participant's Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

9.3  Withholding.
     -----------

          There shall be deducted from each payment made under the Plan all taxes which are required to be withheld by the Company in respect to such payment. The Company shall have the right to reduce any payment by the amount of cash sufficient to provide the amount of said taxes.

9.4  Amendment, Modification, Suspension or Termination.
     --------------------------------------------------

          The Company may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall reduce any amounts then allocated previously to a Participant's Accounts. In the event that this Plan is terminated, the amounts credited to a Participant's Deferral Account and Company Matching Account shall be distributed to the Participant or, in the event of his or her death, to his or her Beneficiary in a lump sum within thirty (30) days following the date of termination.

9.5  Governing Law.
     -------------

          This Plan shall be construed, governed and administered in accordance with the laws of the State of California.

9.6  Receipt or Release.
     ------------------

          Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

9.7  Headings, etc. Not Part of Agreement.
     ------------------------------------

          Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

9.8  Limitation on Participants' Rights.
     ----------------------------------

          Participation in this Plan shall not give any Eligible Employee the right to be retained in the Company's employ or any right or interest in the Plan other than as herein provided. The Company reserves the right to dismiss any Eligible Employee without any liability for any claim against the Company, except to the extent provided herein.


                                   ARTICLE X
                                BENEFIT OFFSET

10.1 Offset for Certain Benefits Payable Under Split-Dollar Life Insurance
     ---------------------------------------------------------------------
     Policies.
     --------

          (a) Notwithstanding anything contained herein to the contrary, any benefits payable under this Plan shall be offset by the value of benefits received by the Participants under certain life insurance policies as set forth in this Section. Participants in this Plan may own life insurance policies (the "Policies") purchased on their behalf by the Company. The exercise of ownership rights under these Policies by each Participant is, however, subject to certain conditions (set forth in a "Split-Dollar Life Insurance Agreement" between each Participant and the Company pursuant to which the Company holds a security interest on the Policy) and, if the Participant fails to meet the conditions set forth in the Split-Dollar Life Insurance Agreement, the Company may exercise its security interest in the Policy and cause the Participant to lose certain benefits under the Policy. In the event that a Participant satisfies the conditions specified in Section 5 of the Split-Dollar Life Insurance Agreement, so that the Participant becomes entitled to exercise rights under that section free from the Company's security interest, or the Company's security interest is otherwise released for a reason other than the Participant's death, the value of those benefits shall constitute an offset to any benefits otherwise payable under this Plan. This offset (the "Offset Value") shall be equal to the value of benefits payable under the Split-Dollar Life Insurance Agreement, that is, the cash surrender value of the Policy. The Offset Value shall then be compared to the Participant's Accounts, and the amounts credited to the Accounts shall be reduced, but not to less than zero, by the Offset Value; provided, however, that any portion of the Accounts which is attributable to Compensation deferred during Plan Years in which the Company did not pay premiums on the Policy shall not be reduced by the Offset Value, and the Committee shall maintain subaccounts of a Participant's Accounts to the extent necessary to determine that portion of each Account which is subject to offset and the portion which is not subject to offset. The offset shall first be applied to the Participant's Company Matching Account and then to the Participant's Deferral Account.

          (b) If the Policy in subsection (a) is not on the life of the Participant and the insured dies prior to distribution of benefits under this Plan, then the value of the benefits received by the Participant under the Policy will offset the Participant's Accounts under this Plan to the extent provided in this subsection (b). This offset ("Offset Value") shall be equal to the amount of death benefit payable to the Participant divided by the Tax Adjustment Factor. This Offset Value shall then be compared to the Participant's Accounts, and the amounts credited to the Accounts shall be reduced, but not to be less than zero, by the Offset Value; provided, however, that any portion of the Accounts which is attributable to Compensation deferred during Plan Years in which the Company did not pay premiums on the Policy shall not be reduced by the Offset Value. The offset shall first be applied to the Participant's Company Matching Account and then to the Participant's Deferral Account.

          (c) The reduction described in Section 10.1(a) shall be made as of the date on which the Participant becomes entitled to exercise rights under the Policy free of the Company's security interest, and the reduction described in
Section 10.1(b) shall be made as of the date on which the Participant receives the death proceeds.

          (d) In the event of an offset as described herein, any election to receive distribution of the amounts credited to a Participant's Accounts in the form of installments shall be deemed to be revoked, and any benefits which are or become payable under this Plan after such offset shall be paid in a lump sum as soon as practicable following the Participant's Payment Eligibility Date.

          IN WITNESS WHEREOF, the Company has caused this Executive Savings Plan to be executed by its duly authorized officers on this _____ day of ________, 19__.

                                            ADVANCED MICRO DEVICES, INC.



                                            By_________________________
                                                  Stanley Winvick
                                                  Senior Vice President,
                                                  Human Resources



                                            By_________________________
                                                  Marvin D. Burkett
                                                  Senior Vice President
                                                  and Chief Financial Officer